UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: December 21, 2004 (date of earliest event reported)

HCSB Financial Corporation

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-26995	57-1079444
(Commission File Number)	(IRS Employer Identification No.)

5201 Broad Street, Loris, South Carolina	29569
(Address of principal executive offices)	(Zip Code)

(843) 756-6333

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 21, 2004, HCSB Financial Corporation (the “Registrant”) completed a trust preferred securities financing in the amount of approximately $6 million. See Item 2.03 below.  In connection with the financing, the Registrant entered into a Placement Agreement, an Indenture Agreement, a Guarantee Agreement, and an Amended and Restated Declaration of Trust filed as Exhibits 1, 4.1, 4.2 and 4.3, respectively, to this Report and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

On December 21, 2004, the Registrant completed a trust preferred securities financing in the amount of approximately $6 million.  In the transaction, the Registrant established HCSB Financial Trust I, a Delaware statutory trust (the “Trust”).  The Trust issued and sold approximately $6 million of its preferred securities (the “Capital Securities”) in a private placement and issued $186,000 of its common securities to the Registrant.  The Trust used the proceeds of these issuances to purchase $6,186,000 of the Registrant’s Junior Subordinated Debt Securities due March 15, 2035 (the “Debt Securities”).  The interest rate on the Debt Securities and the Capital Securities is at a variable rate per annum equal to LIBOR plus 2.35%, adjusted quarterly.  The Debt Securities are the sole assets of the Trust and are subordinate to the Registrant’s senior obligations.  Concurrently with the issuance of the Debt Securities and the Capital Securities, the Registrant issued a guarantee related to the trust securities for the benefit of the holders.

The Debt Securities may be redeemed after five years, and sooner in certain specific events identified in the Indenture.  Interest on the Debt Securities may be deferred at any time or from time to time for a period not exceeding 20 consecutive quarterly payments (five years), provided there is no event of default and the deferral does not extend beyond March 15, 2035.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

1.1	Placement Agreement among the Registrant, the Trust and Cohen Bros. & Company, dated as of December 17, 2004.

4.1	Indenture between the Registrant and JPMorgan Chase Bank, N.A. (the “Trustee”), dated as of December 21, 2004.

4.2	Guarantee Agreement between the Registrant and the Trustee, dated as of December 21, 2004.

4.3	Amended and Restated Declaration of Trust among the Registrant, the Trustees and the Administrators, dated as of December 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: December 20, 2004	By:	/s/ Michael W. Hambrick
Michael W. Hambrick
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Placement Agreement among the Registrant, the Trust and Cohen Bros. & Company, dated as of December 17, 2004.

4.1	Indenture between the Registrant and JPMorgan Chase Bank, N.A. (the “Trustee”), dated as of December 21, 2004.

4.2	Guarantee Agreement between the Registrant and the Trustee, dated as of December 21, 2004.

4.3	Amended and Restated Declaration of Trust among the Registrant, the Trustees and the Administrators, dated as of December 21, 2004.